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                                                                  EXHIBIT 10.14


This Promissory Note has not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to Maker of a favorable opinion of the holder's counsel or submission to Maker of such other evidence as may be satisfactory to counsel to Maker, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

                                PROMISSORY NOTE

$250,000.00                                                             Denver,
Colorado
                                                                        May 11,
1999

     D.E. Frey Group, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Frank H. and Marilyn Richardson, individuals ("Lender") the principal sum of $250,000, together with interest thereon in lawful money of the United States as herein provided.

     1.  Interest.  The unpaid principal balance of this Note shall bear
         --------
interest commencing on the date all proceeds of the loan are received by Maker, such interest to be at the rate of 13.5% per annum, payable in arrears in calendar quarterly installments. Each such quarterly interest payment shall be due and payable within 10 days of the end of each calendar quarter. Interest shall be calculated based on the actual number of days the principal balance remains outstanding in a year of 365 days.

     2.  Maturity.  The unpaid principal balance of this Note, together with
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accrued and unpaid interest, shall be due and payable at the earlier of one year from the date on which all proceeds of the loan have been received by Maker.

     3.  Prepayment.  The unpaid principal balance of the Note, together with
         ----------
accrued and unpaid interest, may be paid in whole or in part, at any time in the sole discretion of Maker. The Maker agrees to pay 103% of the principal balance of the Note as full satisfaction of the principal if the Maker elects to prepay. Any prepayment in part by Maker shall be first allocated to any accrued and unpaid interest, with any remaining amount being allocated to the unpaid principal.

     4.  Default.  If any of the following events occurs, all  indebtedness
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owing by Maker hereunder shall become forthwith due and payable to Lender, upon delivery by Lender to Maker of a written notice of default and demand for payment, and the expiration of the following periods from the delivery of such notice, during which periods Maker shall have the ability to cure such default:
(i) in the case of (a) below, ten days and (ii) in the case of (b), (c), (d), or
(e) below, 30 days. The unpaid principal balance of this Note shall bear interest commencing after
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the cure period has expired at the rate of 16.0% per annum until the Note is paid in full, if the Maker is in default and has not cured such default.

         (a) Any default by Maker in the payment, when due, of any part of the principal of or interest on this Note and the payment of any other sums payable by Maker pursuant to the terms of this Note.

         (b) The insolvency or bankruptcy of Maker or any of its direct or indirect subsidiaries, the execution by Maker or any of its direct or indirect subsidiaries of an assignment for the benefit of creditors of substantially all of the assets of Maker or any such direct or indirect subsidiary, or Maker's or any of its direct or indirect subsidiary's consent to the appointment of a trustee or a receiver or other officer of a court or other tribunal.

         (c) The appointment of a trustee or receiver or other officer of a court for Maker or any of its direct or indirect subsidiaries, or for a substantial part of their properties, without the consent of Maker or of such direct or indirect subsidiary, where no discharge is effected within 30 days.

         (d) The institution of bankruptcy, reorganization, insolvency, or liquidation proceedings by or against Maker or any of its direct or indirect subsidiaries, and if against Maker or such a direct or indirect subsidiary, where such proceeding is consented to by Maker or such subsidiary or remains undismissed for 30 days.

         (e) Any breach or failure of Maker to perform any term or condition of this Note.

     5.  Collection.  Maker and all guarantors and endorsers of this Note shall
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pay all costs and expenses of collection and enforcement of this Note, including reasonable attorneys' fees.

     6.  Waiver.  Demand, presentment for payment, notice of dishonor, protest
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and notice of protest are hereby waived.

     7.  Proceeds.  The proceeds from this Note, to be given on and as of the
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date of this Note, shall consist of $250,000 in cash, to be used for the payment of interest on outstanding subordinated debt and costs associated with the proposed initial public offering of Maker.

     8.  Assignment.  This Note may not be assigned by Lender or Maker without
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the express written consent of the other party; provided, however, that Lender may assign this Note to any of its affiliates without such consent. Such an affiliate, for purposes of this Section 9, is any person of which Lender owns directly or indirectly more than 50% of the voting equity interests, or such person as owns directly or indirectly more than 50% of the voting equity interests of Lender, or which the Lender controls as general partner.

     9.  Governing Law.  This Note is made and is being executed in the State of
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Texas, and the provisions hereof will be construed in accordance with the laws of the State of Texas. Furthermore, Lender and Maker (and their lawful assignees, successors and endorsers) further agree that in the event of default this Note may be enforced in any court of competent
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jurisdiction in the State of Texas, and they do hereby submit to such jurisdiction in the State of Texas.

     10.  Severability.  Invalidation of any of the provisions of this Note
          ------------
shall not affect the remainder of this Note.

     11.  Amendment.  This Note may not be amended or modified except by an
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instrument in writing signed by both parties.

     12.  Warrants.  The Lender will issue warrants to purchase 50,000 shares of
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D.E. Frey Group, Inc. common stock at an exercise price of $3.50 per share and the warrants will expire on April 30, 2004.

                                      D.E. FREY GROUP, INC.


                                      By: /s/ Dale E. Frey
                                         ______________________________
                                         Dale E. Frey, President